                                                                     Exhibit 4.9

                                     WAIVER

          THIS WAIVER (this "Waiver"), dated as of August 8, 2003, among U.S. CONCRETE, INC., a Delaware corporation (the "Company"), and the financial institutions listed on the signature pages hereto as Purchasers (the "Purchasers"), waive certain provisions of the Agreement referred to below. All capitalized terms used herein and not otherwise defined shall have the meanings provided such terms in the Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and the Purchasers are parties to a Note Agreement, dated as of November 10, 2000, as amended by First Amendment to Note Agreement dated as of November 30, 2001, and as further amended by the Second Amendment to Note Agreement dated as of April 9, 2003 (as amended, modified and/or supplemented prior to the date hereof, the "Agreement"); and

          WHEREAS, the Company has requested that the Purchasers waive the requirements of Section 6A(1) of the Agreement for the calendar quarter ended June 30, 2003 and the Purchasers are willing to waive such requirements in accordance with the terms of this Waiver and the Company has obtained a similar waiver of the Principal Bank Lending Agreement (the "Similar Amendment");

          NOW, THEREFORE, it is agreed:

1. Effective on the Effective Date (as defined below),and provided that the ratio described in paragraph 6A(1) of the Agreement for the quarter ended June 30, 2003 is not greater than 3.90 to 1.00, the Purchaser hereby waives compliance by the Company with the covenant contained in Section 6A(1) of the Agreement, only to the extent required to avoid a Default, only for the calendar quarter ended June 30, 2003, but not thereafter.

2. This Waiver is limited solely to the purposes and to the extent provided herein and shall have no applicability to any obligation of the Company except those described in Section 6A(1) of the Agreement. This Waiver shall not be construed to be a waiver, except as specifically provided in paragraph 1 of this Waiver, (i) of any term, condition or provision of the Agreement or (ii) of any Default or Event of Default that has or may have occurred or occurs other than as specified in paragraph 1. Except as specifically provided herein, the Agreement will continue in full force and effect.

Waiver of U.S. Concrete Note Agreement   1

3. To induce the Purchasers to enter into this Waiver, the Company hereby represents and warrants that no Default or Event of Default exists as of the Effective Date (as defined below) after giving effect to this Waiver and that no agreement has been made with the parties to the Similar Amendment in connection with the Similar Amendment except as is included in the Similar Amendment. The Company has provided to each of the Purchasers a true and correct copy of the Similar Amendment.

4. To induce the Purchasers to enter into this Waiver, each of the parties listed on the signature page as Guarantors hereby ratifies and confirms that the Guaranty Agreement of such Guarantor remains in full force and effect after giving effect to this Waiver.

5. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. THIS WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS WAIVER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION).

7. This Waiver shall become effective on the date (the "Effective Date") when (i) the Company and the Required Holders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Company, and (ii) the Company shall have paid to the Purchasers any fees agreed to by the Company and the Purchasers in connection with this Waiver. This Waiver shall remain effective through the maturity of the Subordinated Notes or until such time as a default occurs under the Principal Bank Lending Agreement by reason of the Company's failure to comply with the similar covenant contained in the Principal Bank Lending Agreement for the calendar quarter ended June 30, 2003.

8. The Company confirms its agreement in paragraph 12B of the Agreement to pay the fees and expenses of the Purchasers special counsel, Schiff Hardin & Waite, in connection with this Waiver.

9. From and after the Effective Date, all references in the Agreement shall be deemed to be references to the Agreement as waived hereby.

                    [Rest of Page Intentionally Left Blank]

Waiver of U.S. Concrete Note Agreement     2

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Waiver as of the date first above written.

                                        "Company"


                                        U.S. CONCRETE, INC.


                                        By: /s/ Michael W. Harlan
                                            ------------------------------------
                                            Michael W. Harlan
                                            Executive Vice President and Chief
                                            Operating Officer


                                        "Purchasers"


                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA

                                        By: /s/ Brian N. Thomas
                                            ------------------------------------
                                            Vice President


                                        METROPOLITAN LIFE INSURANCE
                                        COMPANY

                                        By:    /s/ Judith A. Gulotta
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------

                                        TEACHERS INSURANCE & ANNUITY
                                        ASSOCIATION OF AMERICA

                                        By:    /s/ Marina Mavrakis
                                               ---------------------------------
                                        Title: Managing Director - Private
                                               ---------------------------
                                               Placements
                                               ----------

Waiver of U.S. Concrete Note Agreement     3

                                        CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY

                                        By:  CIGNA, Investments, Inc.
                                             (authorized agent)


                                             By:    /s/ Debra J. Height
                                                    ----------------------------
                                             Title: Managing Director
                                                    ----------------------------


                                        ALLSTATE LIFE INSURANCE COMPANY

                                        By:    /s/ Robert Bodett
                                               ---------------------------------
                                        Title: Senior Portfolio Manager
                                               ---------------------------------


                                        By:    /s/ Jerry Zinkula
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------

                                        ALLSTATE LIFE INSURANCE COMPANY OF
                                        NEW YORK

                                        By:    /s/ Jerry Zinkula
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        By:    /s/ Robert Bodett
                                               ---------------------------------
                                        Title: Senior Portfolio Manager
                                               ---------------------------------


                                        SOUTHERN FARM BUREAU LIFE
                                        INSURANCE COMPANY

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


Waiver of U.S. Concrete Note Agreement     4

Acknowledged and Agreed to:

"Guarantors"

                                        American Concrete Products, Inc., a
                                           California corporation
                                        Atlas-Tuck Concrete, Inc., an Oklahoma
                                           corporation
                                        Beall Industries, Inc., a Texas
                                           corporation
                                        Beall Management, Inc., a Texas
                                           corporation
                                        Central Concrete Supply Co., Inc., a
                                           California corporation
                                        Central Precast Concrete, Inc., a
                                           California corporation
                                        Ready Mix Concrete Company of Knoxville,
                                           a Delaware corporation
                                        San Diego Precast Concrete, Inc., a
                                           Delaware corporation
                                        Sierra Precast, Inc., a California
                                           corporation
                                        Smith Pre-Cast, Inc., a Delaware
                                           corporation
                                        USC Atlantic, Inc., a Delaware
                                           corporation
                                        USC GP, Inc., a Delaware corporation
                                        USC Michigan, Inc., a Delaware
                                           corporation


                                        By: /s/ Michael W. Harlan
                                            ------------------------------------
                                            Michael W. Harlan
                                            Vice President


                                        USC Management Co., LP, a Texas limited
                                           partnership

                                        By:  USC GP, Inc., its General Partner

                                             By: /s/ Michael W. Harlan
                                                 -------------------------------
                                                 Michael W. Harlan
                                                 Vice President


Waiver of U.S. Concrete Note Agreement     5

                                        Beall Concrete Enterprises, Ltd., a
                                           Texas limited partnership

                                        By:  Beall Management, Inc., its General
                                             Partner

                                             By: /s/ Michael W. Harlan
                                                 -------------------------------
                                                 Michael W. Harlan
                                                 Vice President


                                        AFTM Corporation, a Michigan corporation


                                        By: /s/ Terry Green
                                            ------------------------------------
                                            Terry Green
                                            Vice President


                                        Titan Concrete Industries, Inc. (f/k/a
                                        Carrier Excavation and Foundation
                                        Company, a Delaware corporation)

                                        Eastern Concrete Materials, Inc., a
                                        New Jersey corporation

                                        Superior  Materials,  Inc. (f/k/a
                                        Superior  Redi-Mix,  Inc., a Michigan
                                        corporation)


                                        By: /s/ Cesar Monroy
                                            ------------------------------------
                                            Cesar Monroy
                                            Vice President


                                        B.W.B., Inc. of Michigan, a Delaware
                                        corporation
                                        Central Concrete Corp., a Delaware
                                        corporation
                                        Superior Concrete Materials, Inc. (f/k/a
                                        Opportunity Concrete Corporation, a
                                        District of Columbia corporation)


                                        By: /s/ Donald Wayne
                                            ------------------------------------
                                            Donald Wayne
                                            Vice President


Waiver of U.S. Concrete Note Agreement     6

                                        Wyoming Concrete Industries, Inc., a
                                        Delaware corporation


                                        By: /s/ Eugene P. Martineau
                                            ------------------------------------
                                            Vice President


Waiver of U.S. Concrete Note Agreement     7